Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:

ExlService Holdings, Inc.

280 Park Avenue

New York, NY 10017

(212) 277-7109

ir@exlservice.com

EXL REPORTS 2013 FOURTH QUARTER AND FULL YEAR RESULTS AND PROVIDES GUIDANCE FOR CALENDAR YEAR 2014

2013 Fourth Quarter Revenues of $124.1 Million and Adjusted Diluted Earnings Per Share (EPS) of $0.55

2013 Revenues of $478.5 Million and Adjusted Diluted EPS of $1.80

2014 Revenue Guidance of $480 million to $500 million

2014 Adjusted Diluted EPS Guidance of $1.70 to $1.80

New York, NY – March 3, 2014 – ExlService Holdings, Inc. (NASDAQ: EXLS), a leading provider of outsourcing and transformation services, today announced its financial results for the fourth quarter of 2013 and the year ended December 31, 2013.

Rohit Kapoor, Vice Chairman and CEO, commented: “EXL had a strong fourth quarter, driven by broad-based revenue and profit growth. Decision analytics revenue grew 24% year-over-year, driven by risk and marketing analytics engagements tailored to the banking, insurance and healthcare industries. Our platform businesses benefitted from new client wins and brought differentiation to our service offerings. Finally, our rapidly expanding healthcare operations management practice continued to enjoy powerful secular demand.

EXL won three significant outsourcing contracts with new clients, two in insurance and one in transportation and logistics. These wins are important validations of our domain expertise in our targeted verticals, and demonstrate the resilience of our company. Our client base continues to be highly engaged and receptive to our innovative solution ideas, and we believe the growth opportunity in our industry remains attractive. Our recent significant new client wins, coupled with strong fourth quarter results and an attractive new business pipeline, bolster our conviction in EXL’s robust long-term outlook.”

Vishal Chhibbar, CFO, commented: “In the fourth quarter, EXL achieved revenues of $124 million, up 5% year-over-year, driven by 4% growth in outsourcing and 10% growth in transformation services. Excluding previously announced client transitions, constant currency revenues grew 12% year-over-year. In the fourth quarter we delivered adjusted diluted earnings per share of $0.55, up 24% year-over-year, driven by revenue growth and operating leverage. Our 2013 adjusted diluted EPS of $1.80 grew 14% year-over-year. During the fourth quarter, we repurchased $21 million of our stock, the majority of the $25 million repurchase authorization announced on November 7, 2013.

For 2014, we are providing revenue guidance of $480 million to $500 million based on an Indian rupee to U.S. dollar exchange rate of 62. For 2014, we expect to achieve adjusted diluted EPS of $1.70 to $1.80. Our revenue and adjusted EPS guidance excludes the impact of the reimbursement of transition and disentanglement costs for a disclosed client issue.”

Financial Highlights – Fourth Quarter 2013

Reconciliations of adjusted financial measures to GAAP are included at the end of this release.

•	Revenues for the quarter ended December 31, 2013 were $124.1 million compared to $117.7 million for the quarter ended December 31, 2012 and $122.3 million for the quarter ended September 30, 2013. Revenues for the quarter ended December 31, 2013 were reduced by approximately $0.4 million due to the reimbursement of transition and disentanglement costs tied to a previously disclosed client issue. Outsourcing services revenues for the quarter ended December 31, 2013 were $100.4 million compared to $96.1 million for the quarter ended December 31, 2012 and $99.7 million for the quarter ended September 30, 2013. Transformation services revenues for the quarter ended December 31, 2013 were $23.7 million compared to $21.5 million for the quarter ended December 31, 2012 and $22.6 million for the quarter ended September 30, 2013.

•	Gross margin for the quarter ended December 31, 2013 was 42.0% compared to 40.1% for the quarter ended December 31, 2012 and 41.1% for the quarter ended September 30, 2013. Outsourcing services gross margin for the quarter ended December 31, 2013 was 43.4% compared to 41.5% for the quarter ended December 31, 2012 and 43.3% for the quarter ended September 30, 2013. Transformation services gross margin for the quarter ended December 31, 2013 was 35.7% compared to 33.6% for the quarter ended December 31, 2012 and 31.5% for the quarter ended September 30, 2013.

•	Operating margin for the quarter ended December 31, 2013 was 18.5% compared to 13.2% for the quarter ended December 31, 2012 and 16.0% for the quarter ended September 30, 2013. Adjusted operating margin for the quarter ended December 31, 2013 was 21.6% compared to 16.3% for the quarter ended December 31, 2012 and 19.6% for the quarter ended September 30, 2013.

•	Net income for the quarter ended December 31, 2013 was $15.9 million compared to $12.2 million for the quarter ended December 31, 2012 and $13.2 million for the quarter ended September 30, 2013. Adjusted EBITDA for the quarter ended December 31, 2013 was $31.4 million compared to $24.5 million for the quarter ended December 31, 2012 and $28.4 million for the quarter ended September 30, 2013.

•	Diluted earnings per share for the quarter ended December 31, 2013 were $0.47 compared to $0.36 for the quarter ended December 31, 2012 and $0.39 for the quarter ended September 30, 2013. Adjusted diluted earnings per share for the quarter ended December 31, 2013 were $0.55 compared to $0.44 for the quarter ended December 31, 2012 and $0.48 for the quarter ended September 30, 2013.

Business Highlights

•	Introduced the Business EXLerator Framework, EXL’s proprietary methodology integrating business process automation, analytics, and benchmarking across client processes.

•	Named a “Leader” by Everest Group in its market report, “Insurance BPO – Service Provider Landscape with PEAK Matrix™ Assessment 2013”.

•	Named a “Major Contender” by Everest Group in its market report, “Banking BPO – Service Provider Landscape with PEAK Matrix™ Assessment 2013”.

•	Won five new clients during the fourth quarter, including three transformation clients and two outsourcing clients.

•	Expanded multiple outsourcing services relationships, including migrating 26 new processes in the fourth quarter of 2013.

•	Received the “Aon Hewitt Voice of the Employee Award” for the IT and ITeS sector in India, based on employee opinion scores, recognizing EXL’s investment in people practices that attract and retain strong talent.

•	Recorded headcount as of December 31, 2013 of 22,208, compared to 21,049 as of December 31, 2012 and 21,372 as of September 30, 2013.

•	Reported employee attrition for the quarter ended December 31, 2013 of 25.0%, compared with 30.4% for the quarter ended December 31, 2012 and 25.4% for the quarter ended September 30, 2013.

2014 Outlook

Based on current visibility and an Indian rupee to U.S. dollar exchange rate of 62, the Company is providing the following guidance for calendar year 2014. Guidance excludes the impact of the reimbursement of transition and disentanglement costs for a disclosed client issue:

•	Revenue of $480 million to $500 million.

•	Adjusted diluted earnings per share, excluding the impact of stock-based compensation expense, amortization of intangibles and associated tax impacts, of $1.70 to $1.80.

Conference Call

ExlService Holdings, Inc. will host a conference call on Monday, March 3, 2014 at 8:00 a.m. (ET) to discuss the Company’s quarterly and annual operating and financial results. The conference call will be available live via the internet by accessing the investor relations section of EXL’s website at ir.exlservice.com, where an accompanying investor-friendly spreadsheet of historical operating and financial data can also be accessed. Please go to the website at least fifteen minutes prior to the call to register, download and install any necessary audio software.

To listen to the conference call via phone, please dial 1-877-303-6384 or 1-224-357-2191 and an operator will assist you. For those who cannot access the live broadcast, a replay will be available on the EXL website (ir.exlservice.com).

About ExlService Holdings, Inc.

ExlService Holdings, Inc. (Nasdaq:EXLS) is a leading provider of outsourcing and transformation services. EXL primarily serves the needs of Global 1000 companies from global delivery centers in the insurance, healthcare, utilities, banking and financial services, transportation and logistics and travel sectors. EXL’s outsourcing services include a full spectrum of business process management services such as transaction processing and finance and accounting services. Transformation services enable continuous improvement of client processes by bringing together EXL’s capabilities in decision analytics, finance transformation and operations and process excellence services. Find additional information about EXL at www.exlservice.com.

This press release contains forward-looking statements. You should not place undue reliance on those statements because they are subject to numerous uncertainties and factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond the Company’s control. Forward-looking statements include information concerning the Company’s possible or assumed future results of operations, including descriptions of its business strategy. These statements may include words such as “may,” “will,” “should,” “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are based on assumptions that we have made in light of management’s experience in the industry as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances. You should understand that these statements are not guarantees of performance or results. They involve known and unknown risks, uncertainties and assumptions. Although the Company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. These risks could cause actual results to differ materially from those implied by forward-looking statements in this release. You should keep in mind that any forward-looking statement made herein, or elsewhere, speaks only as of the date on which it is made. New risks and uncertainties come up from time to time, and it is impossible to predict these events or how they may affect the Company. The Company has no obligation to update any forward-looking statements after the date hereof, except as required by federal securities laws.

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except share and per share amounts)

	(Audited)		(Unaudited)
	Year ended December 31,		Three months ended December 31,
	2013	2012	2013	2012
Revenues	$478,452	$442,930	$124,123	$117,653
Cost of revenues (exclusive of depreciation and amortization)	290,942	271,876	72,050	70,509

Gross profit	187,510	171,054	52,073	47,144

Operating expenses:
General and administrative expenses	58,797	57,192	14,532	16,210
Selling and marketing expenses	36,376	31,007	8,492	8,505
Depreciation and amortization	24,917	25,623	6,074	6,891

Total operating expenses	120,090	113,822	29,098	31,606

Income from operations	67,420	57,232	22,975	15,538
Other income/(expense) :
Foreign exchange loss	(4,990)	(2,509)	(1,864)	(142)
Interest and other income, net	2,547	1,997	786	676

Income before income taxes	64,977	56,720	21,897	16,072
Income tax provision	16,880	14,884	6,038	3,909

Net income	$48,097	$41,836	$15,859	$12,163

Earnings per share:
Basic	$1.47	$1.31	$0.48	$0.38
Diluted	$1.42	$1.26	$0.47	$0.36
Weighted-average number of shares used in computing earnings per share:
Basic	32,750,178	31,968,386	32,788,489	32,297,414
Diluted	33,842,938	33,171,105	33,792,757	33,514,446

EXLSERVICE HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

(Audited)

(In thousands, except share and per share amounts)

	December 31,	December 31,
	2013	2012
		(Recasted)
Assets
Current assets:
Cash and cash equivalents	$148,065	$103,037
Short-term investments	5,987	6,137
Restricted cash	423	573
Accounts receivable, net	76,121	72,443
Prepaid expenses	5,168	5,072
Deferred tax assets, net	6,958	7,460
Advance income tax, net	2,024	4,317
Other current assets	7881	7,065

Total current assets	252,627	206,104

Fixed assets, net	34,564	39,356
Restricted cash	3,568	3,752
Deferred tax assets, net	12,254	14,123
Intangible assets, net	34,115	40,711
Goodwill	107,407	110,948
Other assets	18,897	20,860

Total assets	$463,432	$435,854

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,714	$3,604
Deferred revenue	8,618	7,922
Accrued employee cost	29,405	29,393
Accrued expenses and other current liabilities	32,219	31,737
Current portion of capital lease obligations	1,119	1,685

Total current liabilities	76,075	74,341

Capital lease obligations, less current portion	1,371	2,679
Non-current liabilities	19,812	14,317

Total liabilities	97,258	91,337

Commitments and contingencies
Preferred stock, $0.001 par value; 15,000,000 shares authorized, none issued	—	—
Stockholders’ equity:
Common stock, $0.001 par value; 100,000,000 shares authorized, 33,342,312 shares issued and 32,172,183 shares outstanding as of December 31, 2013 and 32,540,082 shares issued and 32,203,820 shares outstanding as of December 31, 2012	33	33
Additional paid-in-capital	214,522	195,248
Retained earnings	236,979	188,882
Accumulated other comprehensive loss	(60,718)	(36,647)

Total stockholders’ equity including shares held in treasury	390,816	347,516

Less: 1,170,129 shares as of December 31, 2013 and 336,262 shares as of December 31, 2012, held in treasury, at cost	(24,642)	(3,024)

ExlService Holdings, Inc. stockholders’ equity	366,174	344,492
Non-controlling interest	—	25

Total stockholders’ equity	366,174	344,517

Total liabilities and stockholders’ equity	$463,432	$435,854

EXLSERVICE HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

Reconciliation of Adjusted Financial Measures to GAAP Measures

In addition to its reported operating results in accordance with U.S. generally accepted accounting principles (GAAP), EXL has included in this release adjusted financial measures (adjusted EBITDA, adjusted net income and adjusted diluted earnings per share) that the Securities and Exchange Commission defines as “non-GAAP financial measures.” The adjusted financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from those financial statements should be carefully evaluated. The Company believes that providing these adjusted measures may help investors better understand the Company’s underlying financial performance. Management also believes that these adjusted financial measures, when read in conjunction with the Company’s reported results, can provide useful supplemental information for investors analyzing period to period comparisons of the Company’s results and comparisons of the Company’s results with the results of other companies. The Company believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, the Company’s inability to predict its future stock-based compensation expense under ASC Topic 718 and the amortization of intangibles associated with further acquisitions. The Company also incurs significant non-cash charges for depreciation that may not be indicative of the Company’s ability to generate cash flow.

Additionally, the Company provides certain information on a constant currency basis, which reflects a comparison of current period results translated at the prior period currency rates. This information is provided because the Company believes that it provides useful incremental information to investors regarding the Company’s operating performance.

The following table shows the reconciliation of these adjusted financial measures from GAAP measures for the year ended December 31, 2013 and December 31, 2012, the three months ended December 31, 2013 and December 31, 2012 and for the three months ended September 30, 2013:

Reconciliation of Adjusted Operating Income and Adjusted EBITDA

(Amounts in thousands)

	Year Ended December 31,		Three Months Ended December 31,		Three Months Ended September 30,
	2013	2012	2013	2012	2013
Net income (GAAP)	$48,097	$41,836	$15,859	$12,163	$13,240
add: Income tax provision and other income/(expense)	19,323	15,396	7,116	3,375	6,273

Income from operations (GAAP)	$67,420	$57,232	$22,975	$15,538	$19,513
add: Stock-based compensation expense (a)	11,832	9,416	2,360	2,087	2,967
add: Amortization of acquisition-related intangibles (b)	6,300	5,638	1,536	1,555	1,534

Adjusted operating income (Non-GAAP)	$85,552	$72,286	$26,871	$19,180	$24,014

Adjusted operating income margin %	17.9%	16.3%	21.6%	16.3%	19.6%
add: Depreciation	18,617	19,985	4,538	5,336	4,435

Adjusted EBITDA (Non-GAAP)	$104,169	$92,271	$31,409	$24,516	$28,449

Adjusted EBITDA margin %	21.8%	20.8%	25.3%	20.8%	23.3%

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.

Reconciliation of Adjusted Net Income and Adjusted Diluted Earnings Per Share

(Amounts in thousands, except per share data)

	Year ended December 31,		Three Months Ended December 31,		Three months ended September 30,
	2013	2012	2013	2012	2013
Net income (GAAP)	$48,097	$41,836	$15,859	$12,163	$13,240
add: Stock-based compensation expense (a)	11,832	9,416	2,360	2,087	2,967
add: Amortization of acquisition-related intangibles (b)	6,300	5,638	1,536	1,555	1,534
subtract: Tax impact on stock-based compensation expense	(4,520)	(3,601)	(900)	(687)	(1,131)
subtract: Tax impact on amortization of acquisition-related intangibles	(714)	(774)	(170)	(218)	(170)

Adjusted net income	$60,995	$52,515	$18,685	$14,900	$16,440

Adjusted diluted earnings per share	1.80	1.58	0.55	0.44	0.48

(a)	To exclude stock-based compensation expense under ASC Topic 718.
(b)	To exclude amortization of acquisition-related intangibles.